THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE
TRANSFERRED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE SECURITIES LAWS, OR (II) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.







                       SMART CHOICE AUTOMOTIVE GROUP, INC.

                          Common Stock Purchase Warrant

                                  ------------


FOR VALUE RECEIVED, Smart Choice Automotive Group, Inc., a Florida corporation (the "Company"), hereby certifies that ___________________, a ________
corporation or a permitted assign thereof, is entitled to purchase from the Company, at any time or from time to time commencing August 29, 1997 and prior to 5:00 P.M., New York City time, on August 29, 2002, up to __________ (_____)
fully paid and nonassessable shares of the common stock, of the Company for an aggregate purchase price of _________ (computed on the basis of $7.00 per share). (Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares," the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price," (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price," (v) this Warrant, all identical warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such other warrants are referred to as the "Warrants" and (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants are referred to as the "Holders"). The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

1.       Exercise of Warrant.

     a)  Exercise for Cash

         This Warrant may be exercised, in whole at any time or in part from time to time, commencing August 29, 1997 and prior to 5:00 P.M., New York City time, on August 29, 2002 (the "Exercise Period"), by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part (the "Warrant Exercise Price") and any applicable stock transfer taxes, if any. After expiration of the Exercise Period, the Holder shall have no right to purchase any shares of common stock underlying this Warrant. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant Covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company or a committee thereof shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant. This Warrant accordingly shall be deemed to have been exercised in whole or in part to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this paragraph, and the Holder shall become the holder of record of such shares of Common Stock at that time and date.


     b)  Cashless Exercise


         In lieu of exercising this Warrant in the manner set forth in paragraph l(a) above, the Warrant may be exercised by surrender of the Warrant without payment of any other consideration, commission or remuneration, by execution of the cashless exercise subscription form (at the end hereof, duly executed). The number of shares to be issued in exchange for the Warrant will be computed by subtracting the Warrant Exercise Price from the average closing bid price of the common stock for the five trading days immediately preceding on the date of receipt of the cashless exercise subscription form, multiplying that amount by the number of shares represented by the Warrant, and dividing by the closing bid price as of the same date.


2.       Reservation of Warrant Shares, Listing.

     The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except for applicable state or federal securities law restrictions) and free and clear of all pre-emptive rights.


3.       Protection Against Dilution.

          a) If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute (for no consideration) to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection 3(b), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor if the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the Company's net worth) (any such nonexcluded event being herein called a "Special Dividend"), the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (defined as the average for the thirty consecutive business days immediately prior to the record date of the daily closing price of the Common Stock as reported by the NASDAQ system) less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date of any such Special Dividend.

          b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted so that the Holder of any Warrant upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately prior thereto. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection 3(b), the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes or capital stock or shares of Common Stock and other capital stock.

          c) Except as provided in Subsection 3(e), in case the Company shall hereafter issue or sell any shares of Common Stock for a consideration per share less than the Per Share Warrant Price on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the consideration per share received by the Company upon such issuance or sale; provided, however, that no adjustment of the Per Share Warrant Price shall be required in connection with the issuance of shares upon the exercise of: (i) the conversion rights under the Convertible Notes in an aggregate principal amount not to exceed $2,000,000 issued to HCF, Mary L. Hart and certain other purchasers pursuant to a term sheet dated August 29, 1997 ("Term Sheet"); (ii) any warrants issued to HCF or its designees or assigns pursuant to the Term Sheet; and (iii) any other presently outstanding warrants or options.

          d) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to convert such Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been converted immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this
               Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant. The above provisions of this Subsection 3(e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 10 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          e) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.10 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 3(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection
               3(f)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon exercise hereof. All calculations under this Section 3 shall be made to the nearest cent. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this
               Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.


          f) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly obtain, certificate of the Company's Chief Financial Officer setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

          g) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock, other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than 10 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.


4.   Fully Paid Stock, Taxes.

     The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to pre-emptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor, except transfer taxes, if any, which shall be payable by Holder or its transferee.


5.   Registration Under Securities Act of 1933.

     a) The Company agrees to include the shares of Common Stock underlying the Warrant in any registration statement required to be filed under that certain Convertible Note issued to HCF by the Company on the date hereof.

      b) The Company agrees that if, at any time and from time to time during the period commencing on September 1, 1997 and ending on January 31, 2002, the Board of Directors of the Company shall authorize the filing of a registration statement or a post-effective amendment to a registration statement (any such registration statement being hereinafter called a "Subsequent Registration Statement") under the Act other than a registration statement on Form S-4, Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its shareholders, subject to the holder providing such information and customary indemnitees as reasonably requested by the Company or its underwriters, the Company will (i) promptly notify the Holder and each of the Holders, if any, of other Warrants and/or Warrant Shares that such Subsequent Registration Statement will be filed and that the Company will use its best efforts to cause the Warrant Shares which are then held, and/or which may be acquired upon the exercise of the Warrants, by the Holder and such Holders, at the Holder's and such Holders' request, to be included in such Subsequent Registration Statement, (ii) use its best efforts to cause to be included in the securities covered by such Subsequent Registration Statement all Warrant Shares which it has been so requested to include,
         (iii) use its best efforts to cause such Subsequent Registration Statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such Subsequent Registration Statement or to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the proposed sale or other disposition; provided however, that (i) the Holders shall be entitled to only two registrations under this section 5(b); and (ii) the Holder agrees to sell Warrant Shares in the same manner and on the same terms and conditions as the other Common Stock which the Company proposes to register, including any "lock-up" agreements required of other selling shareholders of the Company, and (iii) if the registration is to include Common Stock to be sold for the account of the Company, the proposed managing underwriter does not advise the Company that in its opinion the inclusion of a portion or all of the Holder's Warrant Shares is likely to affect adversely the success of the offering by the Company or the price it would receive; if, however, such underwriter does so opine then the distribution of all or a specified portion of the Warrant Shares shall be excluded from such registration; in such event, the Company shall give the Holder prompt notice of the number of shares of Warrant Shares excluded from such registration at the request of the managing underwriter and no such exclusion shall reduce the securities being offered by the Company for its own account in such registration statement.

    c) Whenever the Company is required pursuant to the provisions of this Section 5 to include Warrant Shares in a registration statement or a post-effective amendment to a registration statement, the Company shall (i) furnish each Holder of any such Warrant Shares and each underwriter of such Warrant Shares with such copies of the prospectus, including the preliminary prospectus, conforming to the Act, (and such other documents as each such Holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the Warrant Shares, (ii) use its best efforts to register or qualify such Warrant Shares under the blue sky laws (to the extent applicable)of such jurisdiction or jurisdictions as the Holders of any such Warrant Shares and each underwriter of Warrant Shares being sold by such Holders shall reasonably request and
         (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders shall have reasonably requested that the Warrant Shares be sold.

      d) The Company shall pay all expenses incurred in connection with any registration or other action pursuant to the provisions of this Section 5; provided that, the Company shall not be liable for underwriting discounts or commissions, applicable transfer taxes relating to the Warrant Shares, or the fees and expenses of counsel for any holder, provided that the Company will pay costs of Company counsel when Company counsel is representing any or all of the selling shareholders.

     e) The Company will indemnify the Holders of Warrant Shares which are included in each Subsequent Registration Statement substantially to the same extent as the Company has indemnified the underwriters (the "Underwriters") of its public offering of Common Stock pursuant to the Underwriting Agreement and such Holders will indemnify the Company (and the underwriters, if applicable) with respect to information furnished by them in writing to the Company for inclusion therein substantially to the same extent as the Underwriters have indemnified the Company.


6.       Transferability.

     The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the Holder.



     The Warrant may be transferred or assigned by Purchaser, in whole in part, subject to compliance with applicable federal and state securities laws; provided that any transferee or assignee of the Warrant shall be an "accredited investor" as defined in Regulation D and such transfer or assignment is made expressly subject to the terms and provisions of this Warrant.



7.       Loss, etc., of Warrant.

     Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.


8.       Warrant Holder Not Shareholders.

     Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof


9.       Communication.

     No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

     If to the Company:

         5200 S. Washington Ave.
         Titusville, FL 32780
         Attn: Fred E. Whaley,Executive Vice President & Chief Financial Officer Facsimile No.: (407) 264-0376

         With a copy to:

         Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.
         111 N. Orange Ave., 20th Floor
         Orlando, FL 32801
         Attn: Randolph Fields, Esq.
         Facsimile No.: (407) 420-5909

         If to HCF:

         High Capital Funding, LLC
         70 East Sunrise Highway
         Box 547, Suite 400
         Valley Stream, NY 11582-0547
         Facsimile No.: (516) 872-2357

         With a copy to:

         David A. Rapaport
         333 Sandy Springs Circle, Suite 230
         Atlanta, GA 30328
         Facsimile No.: (404) 255-2218

10.       Accredited Investor Status.

         The Holder represents and warrants to the Company that he is an "accredited investor", as that term is defined in Rule 501 of the Securities Act of 1933, as amended.

11.      Headings.

     The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

12.      Applicable Law.

     This Warrant shall be governed by and construed in accordance with the law of the State of Florida without giving effect to the principles of conflicts of law thereof.


IN WITNESS WHEREOF, Smart Choice Automotive Group, Inc. has caused this Warrant to be signed this day of 29th day of August, 1997.

SMART CHOICE AUTOMOTIVE GROUP, INC.

/s/ Gary R. Smith
By: Gary R. Smith, President

Attest:
                 Secretary

SUBSCRIPTION

The undersigned, _____________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase shares of the Common Stock of Smart Choice Automotive Group, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated:______________________      Signature: ____________________________
Address: ___________________


                                   ASSIGNMENT

FOR VALUE RECEIVED___________________ hereby sells, assigns and transfers unto ____________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _______________________, attorney, to transfer said Warrant on the books of Smart Choice Automotive Group, Inc.


Dated:______________________      Signature: ____________________________
Address: ___________________



                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED ____________________hereby assigns and transfers unto ____________________ the right to purchase ______________ shares of the Common Stock of ________________ by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant on the books of Smart Choice Automotive Group, Inc.

Dated:______________________      Signature: ____________________________
Address: ___________________


                         CASHLESS EXERCISE SUBSCRIPTION


     The undersigned _______________________ pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe to that number of shares of stock of Smart Choice Automotive Group, Inc. as are issuable in accordance with the formula set forth in paragraph l(b) of the Warrant, and makes payment therefore in full by surrender and delivery of this Warrant.

Dated:______________________      Signature: ____________________________
Address: ___________________